EXHIBIT 10.9
EIGHTH AMENDMENT TO LOAN AGREEMENT
     THIS EIGHTH AMENDMENT TO LOAN AGREEMENT (the “Eighth Amendment”) dated as of the 30th day of June, 2011, to the Loan Agreement (the “Loan Agreement”), made and entered into as of December 31, 2004, by and among FIRST FINANCIAL BANKSHARES, INC., a Texas corporation, (the “Borrower”) and THE FROST NATIONAL BANK (the “Lender”). All capitalized terms not otherwise defined herein shall have the meaning ascribed to each of them in the Loan Agreement.
W I T N E S S E T H:
     WHEREAS, Borrower executed the Loan Agreement to govern those certain promissory notes from Lender, specifically, that certain $50,000,000.00 Note (the “Note”);
     WHEREAS, the Borrower has executed amendments to Loan Agreement as evidenced by the First Amendment to Loan Agreement dated as of December 31, 2005, the Second Amendment to Loan Agreement dated December 31, 2006, the Third Amendment to Loan Agreement dated December 31, 2007, and the Fourth Amendment to Loan Agreement dated July 24, 2008, the Fifth Amendment to Loan Agreement dated December 31, 2008 and the Sixth Amendment to Loan Agreement dated June 16, 2009 and the Seventh Amendment to Loan Agreement dated December 31, 2009;
     WHEREAS, the Borrower desires to amend the Loan Agreement and renew and extend the unpaid principal balance of the Note; and
     WHEREAS, the Lender agrees to amend the Loan Agreement and renew, extend and modify the Note, all as hereinafter provided.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender do hereby agree as follows:
ARTICLE I
Amendment to Loan Agreement
     1.1 Amendment to Section 2.02(a) of the Loan Agreement. Borrower and Lender agree to, and do hereby, amend the Loan Agreement by deleting Section 2.02(a) of the Loan Agreement in its entirety and substituting therefore the following paragraphs:
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     “2.02 The Note. The obligation of Borrower to pay the Loan shall be evidenced by a promissory note (the “Note”) executed by Borrower and payable to the order of Lender, in the principal amount of $25,000,000 bearing interest at the variable rate set forth in the Note. The Borrower shall pay principal and interest in accordance with the terms of the Note, with the maturity date being as set forth in the Note.
     (a) Advances. From Closing Date and continuing at all times through June 30, 2013 (the “Revolving Credit Period”) the Loan evidenced by the Note shall be a revolving credit facility which will allow the Borrower to request such amounts as Borrower may elect from time to time (each such amount being herein called an “Advance”) so long as the aggregate amount of Advances outstanding at any time under the Note does not exceed Twenty Five Million and No/100 Dollars ($25,000,000.00) provided however, the minimum Advance must be at least $500,000.00. The Borrower shall have the right to borrow, repay, and borrow again during the Revolving Credit Period. Accrued Interest shall be due and payable quarterly in accordance with the terms of the Note. The outstanding principal balance of the Note on June 30, 2013 shall convert to a term facility and shall be payable quarterly in accordance with the terms of the Note, with all unpaid principal plus all accrued and unpaid interest being due and payable on June 30, 2018.
     1.2 Amendment to Section 5.06 of the Loan Agreement. Borrower and Lender agree to, and do hereby amend Section 5.06 of the Loan Agreement by deleting Section 5.06 of the Loan Agreement in its entirety and substituting therefore the following:
     “5.06 Tangible Net Worth. The Borrower shall not permit its consolidated Tangible Net Worth to at any time be less than Two Hundred Million and no/100 Dollars ($200,000,000).”
ARTICLE II
Conditions of Effectiveness
     2.1 Effective Date. This Eighth Amendment shall become effective as of June 30, 2011, when, and only when, Lender shall have received counterparts of this Eighth Amendment executed and delivered by Borrower and Lender, and when each of the following conditions shall have been met, all in form, substance, and date satisfactory to Lender:
     (a) Closing Documents. Borrower shall have executed and delivered to Lender (I) a Renewal Promissory Note, payable to the order of Lender as set forth therein, duly executed on behalf of the Borrower, dated effective June 30, 2011 in the principal amount of $25,000,000.00, (ii) Arbitration and Notice of Final Agreement, (iii) Certificate of Corporate Resolutions, and (iv) this Eighth Amendment.
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     (b) Additional Loan Documents. Borrower shall have executed and delivered to Lender such other documents as shall have been requested by Lender to renew, and extend, the Loan Documents to secure payment of the Obligations of Borrower, all in form satisfactory to Lender and its counsel.
     (c) Loan Origination Fee. Borrower shall have paid to Lender a loan origination fee in the amount of Two Thousand Five Hundred and no/100 Dollars ($2,500.00).
ARTICLE III
Representations and Warranties
     3.1 Representations and Warranties. In order to induce Lender to enter into this Eighth Amendment, Borrower represents and warrants the following:
     (a) Borrower has the corporate power to execute and deliver this Eighth Amendment, the Renewal Promissory Note, and other Loan Documents and to perform all of its obligations in connection herewith and therewith.
     (b) The execution and delivery by Borrower of this Eighth Amendment, the Renewal Promissory Note, and other Loan Documents and the performance of its obligations in connection herewith and therewith: (I) have been duly authorized or will be duly ratified and affirmed by all requisite corporate action; (ii) will not violate any provision of law, any order of any court or agency of government or the Articles of Incorporation or Bylaws of such entity; (iii) will not be in conflict with, result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument; and (iv) will not require any registration with, consent or approval of or other action by any federal, state, provincial or other governmental authority or regulatory body.
     (c) There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower, or any properties or rights of Borrower, or involving this Eighth Amendment or the transactions contemplated hereby which, if adversely determined, would materially impair the right of Borrower to carry on business substantially as now conducted or materially and adversely affect the financial condition of Borrower, or materially and adversely affect the ability of Borrower to consummate the transactions contemplated by this Eighth Amendment.
     (d) The representations and warranties of Borrower contained in the Loan Agreement, this Eighth Amendment, the Renewal Promissory Note, and any other Loan
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Document securing Borrower’s Obligations and indebtedness to Lender are correct and accurate on and as of the date hereof as though made on and as of the date hereof, except to the extent that the facts upon which such representations are based have been changed by the transactions herein contemplated.
ARTICLE IV
Ratification of Obligations
     4.1 Ratification of Obligation. The Borrower does hereby acknowledge, ratify and confirm that it is obligated and indebted to Lender as evidenced by the Loan Agreement (as amended by the Eighth Amendment), the Renewal Promissory Note and all other Loan Documents.
     4.2 Ratification of Agreements. The Loan Agreement, this Eighth Amendment, the Renewal Promissory Note, and each other Loan Document, as hereby amended, are acknowledged, ratified and confirmed in all respects as being valid, existing, and of full force and effect. Any reference to the Loan Agreement in any Loan Document shall be deemed to be a reference to the Loan Agreement as amended by this Eighth Amendment. The execution, delivery and effectiveness of this Eighth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement.
ARTICLE V
Miscellaneous
     5.1 Survival of Agreements. All representations, warranties, covenants and agreements of Borrower, herein or in any other Loan Document shall survive the execution and delivery of this Eighth Amendment, and the other Loan Documents and the performance hereof and thereof, including without limitation the making or granting of the Loan and the delivery of the Renewal Promissory Note and all other Loan Documents, and shall further survive until all of Borrower’s Obligations to Lender are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Loan Documents to Lender shall be deemed to constitute the representations and warranties by Borrower and/or agreements and covenants of Borrower under this Eighth Amendment and under the Loan Agreement.
     5.2 Loan Document. This Eighth Amendment, the Renewal Promissory Note, and each other Loan Document executed in connection herewith are each a Loan Document and all provisions in the Loan Agreement, as amended, pertaining to Loan Documents apply hereto and thereto.
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     5.3 Governing Law. This Eighth Amendment shall be governed by and construed in all respects in accordance with the laws of the State of Texas and any applicable laws of the United States of America, including construction, validity and performance.
     5.4 Counterparts. This Eighth Amendment may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Eighth Amendment.
     5.5 Release of Claims. Borrower, by its execution of this Eighth Amendment, hereby declares that it has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Loan, the renewal, modification and extension of the Loan, any documents mentioned herein or otherwise; and, to the extent any such setoffs, counterclaims, defenses or other causes of action which may exist, whether known or unknown, such items are hereby expressly waived and released by Borrower.
     5.6 ENTIRE AGREEMENT. THIS EIGHTH AMENDMENT, TOGETHER WITH ANY LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, CONTAINS THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND ALL PRIOR AGREEMENTS RELATIVE THERETO WHICH ARE NOT CONTAINED HEREIN OR THEREIN ARE TERMINATED. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS EIGHTH AMENDMENT, AND THE LOAN DOCUMENTS MAY BE AMENDED, REVISED, WAIVED, DISCHARGED, RELEASED OR TERMINATED ONLY BY A WRITTEN INSTRUMENT OR INSTRUMENTS, EXECUTED BY THE PARTY AGAINST WHICH ENFORCEMENT OF THE AMENDMENT, REVISION, WAIVER, DISCHARGE, RELEASE OR TERMINATION IS ASSERTED. ANY ALLEGED AMENDMENT, REVISION, WAIVER, DISCHARGE, RELEASE OR TERMINATION WHICH IS NOT SO DOCUMENTED SHALL NOT BE EFFECTIVE AS TO ANY PARTY.
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     IN WITNESS WHEREOF, this Eighth Amendment is executed effective as of the date first written above.

BORROWER:	FIRST FINANCIAL BANKSHARES, INC.
	By:	/S/ F. Scott Dueser
	Its:	President and Chief Executive Officer

LENDER:	THE FROST NATIONAL BANK
	By:	/S/ Jerry L. Crutsinger
Jerry L. Crutsinger, Senior Vice President

The Guarantor is executing this Eighth Amendment to acknowledge the terms and conditions of the renewal.

GUARANTOR:	FIRST FINANCIAL BANKSHARES OF DELAWARE, INC.
	By:	/S/ Gary L. Webb
	Its:	President

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